INVESTOR PRESENTATION RAYMOND JAMES U.S. BANK CONFERENCE SEPTEMBER 7 - 8, 2022 As of June 30, 2022 Nasdaq: RRBI Exhibit 99.1

Statements in this presentation regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward- looking statements in this presentation are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. Our accounting and reporting policies conform to United States GAAP and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, realized book value per share, and PPP-adjusted metrics as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner that we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix to this presentation. Forward-Looking Statements and Non-GAAP Information 2

Glossary of Terms 1Q22 – First Quarter of 2022 2Q22 – Second Quarter of 2022 3Q22 – Third Quarter of 2022 1H22 – First Half of 2022 2H22 – Second Half of 2022 1Q21 – First Quarter of 2021 2Q21 – Second Quarter of 2021 3Q21 – Third Quarter of 2021 4Q21 – Fourth Quarter of 2021 1H21 – First Half of 2021 2Q20 – Second Quarter of 2020 3Q20 – Third Quarter of 2020 4Q20 – Fourth Quarter of 2020 1-4 FR – One-to-four family residential AFS – Available-for-sale ALL – Allowance for loan losses AOCI – Accumulated other comprehensive income API – Application Programming Interface B.B.A. – Bachelor of Business Administration bp(s) – Basis point(s) B.S. – Bachelor of Science C&D – Construction and land development loans C&I – Commercial and industrial loans CAGR – Compound annual growth rate CECL – Current Expected Credit Losses CGMA – Chartered Global Management Accountant CPA – Certified Public Accountant CRA – Community Reinvestment Act CRE – Commercial real estate DDA – Noninterest-bearing demand deposit accounts EP – Energy portfolio EPS – Earnings per share FDIC – Federal Deposit Insurance Corporation FIS – Fidelity National Information Services, Incorporated FTE – Fully taxable equivalent basis GAAP – Generally Accepted Accounting Principles in the United States of America HFI – Held for investment HTM – Held-to-maturity IPO – Initial public offering J.D. – Juris Doctor LDPO – Loan and deposit production office LPO – Loan production office LIBOR – London Inter-Bank Offered Rate M – Dollars in millions M.B.A. – Master of Business Administration MBS – Mortgage backed securities NIM – Net interest margin NOW – Negotiable order of withdrawal NPA(s) – Nonperforming asset(s) NPL(s) – Nonperforming loan(s) PPP – Paycheck Protection Program P2P – Peer-to-peer ROA – Return on average assets ROE – Return on average equity SBIC – Small Business Investment Company SEC – United States Securities and Exchange Commission U.S. – United States of America vs. – Versus 3

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Company Overview 1Source: According to an article published by Forbes on June 21, 2022 2Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro Fourth largest Louisiana-headquartered bank based on assets as of June 30, 2022 Named among the top 2.7% of all banks nationwide as "best-in-state"1 Established in 1998 in Alexandria, Louisiana Completed IPO in May 2019 Nasdaq: RRBI Included in Russell 2000 Index As of June 30, 2022: Assets = $3.12 billion Loans HFI = $1.84 billion Deposits = $2.85 billion Debt securities = $810.7 million Market capitalization = $388.1 million Ownership Insiders = 34% Institutions = 19%2 Public and other = 47% 5

1998 20022000 20062004 20182008 2010 2012 2014 2016 Tangible Book Value Per Share1,2 CAGR of 11.7% Company History 1998 •Completed first stock offering of $12.4M 1999 •Red River Bank opened in Rapides Parish 2000 •Completed stock offering of $4.0M 2003 •Acquired Bank of Lecompte in Central Louisiana 2006 •Expanded into Northwest Market via banking center, and completed stock offering of $5.0M 2009 •Completed stock offering of $7.4M 2013 •Expanded into Capital Market via Fidelity Bancorp, Inc. acquisition 2017 •Expanded into Southwest Market via LPO. Completed stock offering of $12.1M 2019 •Expanded into Northshore Market via LPO. Completed IPO of $26.8M 2020 •Expanded into Acadiana Market via LDPO 2021 •Expanded into New Orleans Market via LDPO 6

$2.00 $8.00 $14.00 $20.00 $26.00 $32.00 $38.00 $44.00 $50.00 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 Tangible Book Value Growth Note: Each year on the Tangible Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018 and 15-for-1 stock split with a record date of November 30, 2005. Tangible Book Value Per Share1,2 CAGR of 10.5% Realized Book Value Per Share1,2 Book Value Per Share2 7

Consistent, long-term track record of financial results and steady growth Primarily de novo growth strategy with selective strategic expansion into new markets Conservative credit culture with solid asset quality Stable, low-cost core deposit base Strategic banking center network Operating in the largest markets in Louisiana 28 banking centers and an LDPO in Louisiana Average deposits per center = $101.8 million Strong capital position Consistent quarterly dividends Stock repurchase program in place No long-term debt outstanding Continuity of leadership – four of our top executives are part of the founding management team Company Strengths 8

Leadership Team

RED RIVER BANCSHARES, INC.



R. Blake Chatelain

- President, Chief Executive Officer, and Director
- Founding management
- Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation
- B.S. in Finance from Louisiana State University



Isabel V. Carriere, CPA, CGMA

- Executive Vice President and Chief Financial Officer
- Founding management
- Previously Manager of Financial Planning Department at Whitney National Bank, in the Financial Planning and Financial Reporting Department of First Commerce Corporation, and audited depository organizations and their holding companies with KPMG
- B.S. in Management from Tulane University



Bryon C. Salazar

- Executive Vice President, Chief Lending Officer, and Director[1]
- Founding management
- Current Director and Member of the Executive Committee of the Louisiana Bankers Association
- Previously Commercial Banker at Rapides Bank & Trust Company
- B.S. in Finance from Louisiana State University



Tammi R. Salazar

- Executive Vice President and Chief Operating Officer[1]
- Founding management
- Previously Vice President of Rapides Bank & Trust Company
- Director of the Rapides Children's Advocacy Network and River Oaks Art Center
- B.S. in Finance from Louisiana Tech University



Amanda W. Barnett, J.D.

- Senior Vice President, General Counsel, and Corporate Secretary
- Joined Red River Bank in 2010
- Previously with Gold, Weems, Bruser, Sues & Rundell in Alexandria, LA
- Past President of the Louisiana Bar Foundation and a Past Chairman of the Bank Counsel Committee of the Louisiana Bankers Association
- B.A. in English Literature from Tulane University and J.D. from Louisiana State University



G. Bridges Hall, IV

- Senior Vice President and Chief Credit Policy Officer[1]
- Joined Red River Bank in 2006
- Previously Credit Department Manager (Dallas) at Hibernia National Bank
- B.S. in Business Administration from Northwestern State University, M.B.A. from Louisiana State University-Shreveport, and attended the Graduate School of Banking at Louisiana State University



Debbie B. Triche

- Senior Vice President and Retail Administrator[1]
- Joined Red River Bank in 2000
- Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company
- B.S. in Marketing from Louisiana Tech University



Andrew B. Cutrer

- Senior Vice President and Director of Human Resources
- Joined Red River Bank in 2001
- Previously Director of Human Resources at Bunkie General Hospital
- B.S. in Management and Marketing from Louisiana College and M.B.A. from Louisiana Tech University



David K. Thompson

- Capital Market President[1]
- Joined Red River Bank in 2015
- Previously Baton Rouge Commercial Group Lender at IBERIABANK
- B.B.A. in Finance from University of Louisiana-Monroe and attended the Graduate School of Banking at Louisiana State University

[1]Position with Red River Bank

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Establish presence initially with an LDPO then build or buy and remodel a banking center Successfully integrated two acquisitions and positioned to capitalize on future opportunities Growth Strategies Historical Asset Growth Method As of June 30, 2022 Disciplined, targeted investments for smart growth Target markets with significant disruption by competitors Concentrate on urban markets with growth potential Focus on markets where market share is held by large national and regional banks Hire experienced leadership from the market to build a team Offer an authentic, full-service, relationship-based community bank experience Provide digital banking services and knowledgeable local bankers De Novo Growth Strategies Disciplined Acquisition Strategy Bank of Lecompte (2003) 1.2% Fidelity Bancorp (2013) 3.9% Organic 94.9% 10

Regions 6.3% First Horizon 7.2% Hancock Whitney 12.8% JP Morgan Chase 17.2% Capital One 18.4% First Bank and Trust 0.8% b1BANK 2.6% Origin Bank 1.9% Investar Bank 1.3% Home Bank 1.6% Red River Bank 1.9% Others 28.0% 1Source: FDIC, Deposits as of June 30, 2021 Red River Bank has 1.9% of Louisiana deposits1 61.9% of Louisiana deposits are held by large national or regional banks1 Competitive Landscape Deposits in Louisiana1 $138.2 billion As of June 30, 2021 Competitor Disruption TD Bank Group announced in 1Q22 an agreement to purchase First Horizon with expected completion in late 2022 or early 2023 BankPlus purchased First Trust Corporation (New Orleans, LA) in 1Q22 Capital One decreased the number of business bankers throughout Louisiana and moved business banking to virtual bankers 11

1Source: FDIC, Deposits as of June 30, 2021 Deposit Market Share as of June 30, 2021 1 Markets . Rank .2 % of Marketshare .3 $M .4 .$M. Central Market 1 st 36.94% 1,484$ 4,017$ Northwest Market 6 th 5.41% 556$ 10,280$ Capital Market 8 th 2.11% 480$ 22,777$ Southwest Market 14 th 0.63% 43$ 6,814$ Northshore Market 21 st 0.35% 26$ 7,456$ Acadiana Market n/a n/a n/a 8,899$ New Orleans Market n/a n/a n/a 37,436$ State of Louisiana 8 th 1.87% 2,589$ 138,244$ TotalRed River Bank 12

Pinhook Banking Center Southwest Market – Lake Charles, Louisiana 4Q20 – Purchased an existing banking center in Lake Charles, Louisiana 3Q21 – Remodeled and opened as the third location in the Southwest market and the 26th Red River Bank banking center on July 6, 2021 3Q22 – Expanding the Country Club Banking Center with a 3,600 square-foot addition; after which we plan to relocate Lake Street staff to Country Club Banking Center Expansion Highlights Country Club Banking Center Acadiana Market – Lafayette, Louisiana 3Q20 – Entered Acadiana Market, opened an LDPO, and hired a market president 4Q20 – Purchased an existing banking center in Lafayette, Louisiana 1Q22 – Remodeled and opened as a full-service banking center and the 27th Red River Bank banking center on January 26, 2022 2Q22 - Closed LDPO and moved staff to Pinhook Banking Center on June 30, 2022 13

Essen Banking Center Northshore Market – Covington, Louisiana 2019 – Entered Northshore Market via LPO, opened a full- service banking center, and hired a market president 4Q21 – Hired an additional, experienced commercial lender Covington Banking Center Capital Market – Baton Rouge, Louisiana 2019 – Opened new market headquarters building 4Q21 – Sold Operations Center and relocated those employees Expansion Highlights (continued) 14

Baronne Street Banking Center New Orleans Market – New Orleans, Louisiana Poydras Street LDPO 3Q21 – Hired a market president with extensive banking experience and knowledge of the New Orleans market 4Q21 – Hired seven additional local bankers and opened an LDPO in downtown New Orleans Metairie Expansion 1Q22 – Purchased land in Metairie, Louisiana (a New Orleans suburb) Baronne Street Banking Center 2Q22 – Leased an existing banking center location in downtown New Orleans 3Q22 – Opened August 1, 2022, as Red River Bank's 28th full- service banking center New Orleans LDPO Expansion Highlights (continued) 15

Guiding Principles – Relationship-Based Lending 2 Conservative Credit Culture Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation and periodic adjustment of these core lending tenets over a 23-year time frame. Experienced Bankers In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent quality metrics. Relationship-Driven Client Focus Our loan portfolio is well below CRE portfolio concentration guidelines, which complements our conservative lending philosophy and simultaneously drives our relationship-driven client focus, resulting in a strong core deposit base and enhanced liquidity options. "Footprint" Lending We have a low level of participations purchased and shared national credits. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. Consistent Lending Standards Fundamental goals continue to include measured growth, broad diversification, and high-quality performance. Underwriting standards remain consistent regardless of economic conditions. 16

Digital Banking – Embracing Digital Innovation

RED RIVER BANCSHARES, INC.

Strategies and Recent Systems

- Robust commercial treasury systems
- P2P payments platform provided by Zelle®
- Online deposit account opening and mortgage applications
- Online and mobile banking channels: Mobile deposit, digital receipts, Apple Pay, mobile wallet, and debit card controls
- Mobile, automated small dollar loan system
- Utilize API for automation of processes to improve efficiency and manage headcount
- Invested in JAM FINTOP Banktech, L.P. fund as a resource for technology systems

Future Improvements and Plans

- Implement end-to-end loan system to modernize processes and improve customer service
- FIS is upgrading current core system to improve efficiency and accuracy and streamline operations
- Provide an online, digital loan application system
- Launch redesigned, contactless debit cards




Check Deposit
DEPOSIT
RECENT
Depositing Checks is Easy


Zelle® is now available in our app!
RED RIVER BANK | Zelle


DIGITAL RECEIPTS

17

Second Quarter 2022 Financial Results

RED RIVER BANCSHARES, INC.

- Net income increased $1.8 million from 1Q22 to $9.1 million for 2Q22
- EPS, Diluted increased by $0.24 to $1.27 for 2Q22
- Net interest income increased $2.4 million from 1Q22 to $21.1 million for 2Q22
- NIM FTE increased 29 bps in 2Q22 to 2.75%
- Non-PPP loans HFI[1] increased $105.6 million, or 6.1%, in 2Q22 to $1.84 billion
- NPAs to assets ratio consistent at 0.03%
- ALL to loans HFI ratio = 1.05%
- Well-capitalized: Leverage Ratio = 9.73%
- Stockholders' equity and book value per share impacted by a $20.0 million, net adjustment to AOCI related to debt securities

(dollars in thousands, except per share data)	2Q22	1Q22	2Q21
Net Income	$ 9,147	$ 7,392	$ 8,239
EPS, Diluted	$ 1.27	$ 1.03	$ 1.13
Book Value Per Share	$ 35.34	$ 36.91	$ 40.21
Tangible Book Value Per Share[1]	$ 35.12	$ 36.69	$ 40.00
Realized Book Value Per Share[1]	$ 44.23	$ 43.02	$ 40.06
Cash Dividends Per Share	$ 0.07	$ 0.07	$ 0.07
ROA	1.15%	0.93%	1.15%
ROE	14.30%	10.27%	11.41%
NIM FTE	2.75%	2.46%	2.54%
Efficiency Ratio	55.64%	60.80%	56.62%
Loans HFI to Deposits	64.61%	59.47%	62.28%
Noninterest-bearing Deposits to Deposits	41.46%	40.34%	40.14%
NPAs to Assets	0.03%	0.03%	0.11%
ALL to Loans HFI	1.05%	1.11%	1.22%
Net Charge-offs to Average Loans	0.01%	0.00%	0.01%
Assets	$ 3,121,113	$ 3,212,460	$ 2,878,476
Non-PPP Loans HFI[1]	$ 1,840,236	$ 1,734,629	$ 1,517,416
Deposits	$ 2,850,195	$ 2,927,728	$ 2,569,599
Stockholders' Equity	$ 253,596	$ 264,874	$ 292,924
Realized Common Equity[1]	$ 317,400	$ 308,693	$ 291,866
Stockholders' Equity to Assets	8.13%	8.25%	10.18%
Tangible Common Equity to Tangible Assets[1]	8.08%	8.20%	10.13%
Total Risk-Based Capital Ratio	16.89%	17.28%	19.10%
Leverage Ratio	9.73%	9.51%	10.13%

[1] Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

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(do l l ars i n thousands) 6/30/22 .. 3/31/22 . $ … . % … Net Income 9,147$ 7,392$ 1,755$ 23.7% Net Interest Income 21,149$ 18,728$ 2,421$ 12.9% PPP Loan Income 150$ 485$ (335)$ (69.1%) Net Interest Income (excluding PPP loan income) 1 20,999$ 18,243$ 2,756$ 15.1% Mortgage Loan Income 892$ 1,127$ (235)$ (20.9%) Provision for Loan Losses 250$ 150$ 100$ 66.7% For the Quarter Ended Variance 2H22 OPPORTUNITIES Improving NIM and profitability Growth opportunity in new and legacy markets Competitor disruption New lender capacity 2H22 CHALLENGES Uncertainty regarding customer deposit activity Deposit rate pressure Lower loan demand Expected decrease in mortgage income Economic uncertainty and inflation Geopolitical situation Quarterly Selected Income Comparison Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 1 19

June 30, 2022 Year-to-date Financial Results

RED RIVER BANCSHARES, INC.

- Net income increased $235,000 to $16.5 million for 1H22 compared to 1H21. 1H21 included robust PPP and mortgage loan income.
- Net interest income increased $5.0 million to $39.9 million compared to 1H21
- Non-PPP loan income increased $3.8 million due to a $238.7 million increase in non-PPP loan average balances
- Repurchased 4,465 shares of common stock at an aggregate cost of $218,000

(dollars in thousands, except per share data)	As of 6/30/22	As of 12/31/21
Assets	$ 3,121,113	$ 3,224,710
Non-PPP Loans HFI[1]	$ 1,840,236	$ 1,666,282
Deposits	$ 2,850,195	$ 2,910,348
Stockholders' Equity	$ 253,596	$ 298,150
Book Value Per Share	$ 35.34	$ 41.52
Tangible Book Value Per Share[1]	$ 35.12	$ 41.31
Realized Book Value Per Share[1]	$ 44.23	$ 42.05
Loans HFI to Deposits Ratio	64.61%	57.86%
Noninterest-bearing Deposits to Deposits Ratio	41.46%	39.50%
NPAs to Assets	0.03%	0.03%
NPLs to Loans HFI	0.02%	0.02%
Allowance for Loan Losses to Loans HFI	1.05%	1.14%
Stockholders' Equity to Assets	8.13%	9.25%
Tangible Common Equity to Tangible Assets[1]	8.08%	9.20%
Total Risk-Based Capital Ratio	16.89%	17.83%
Tier 1 Risk-Based Capital Ratio	15.92%	16.76%
Leverage Ratio	9.73%	9.67%

(dollars in thousands except per share data)	For the Six Months Ended 6/30/22	For the Six Months Ended 6/30/21
Net Income	$ 16,539	$ 16,304
EPS, Diluted	$ 2.30	$ 2.22
Cash Dividends Per Share	$ 0.14	$ 0.14
ROA	1.04%	1.18%
ROE	12.17%	11.38%
NIM FTE	2.61%	2.64%
Efficiency Ratio	58.07%	55.30%
Net Charge-offs to Average Loans	0.01%	0.01%

[1] Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

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YTD Selected Income Comparison Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 1 (do l l ars i n thousands) 6/30/22 .. 6/30/21 . $ … . % … Net Income 16,539$ 16,304$ 235$ 1.4% Net Interest Income 39,877$ 34,838$ 5,039$ 14.5% PPP Loan Income 635$ 3,195$ (2,560)$ (80.1%) Net Interest Income (excluding PPP loan income) 1 39,242$ 31,643$ 7,599$ 24.0% Mortgage Loan Income 2,018$ 5,239$ (3,221)$ (61.5%) Provision for Loan Losses 400$ 1,600$ (1,200)$ (75.0%) VarianceFor the Six Months Ended 21

Balance Sheet

RED RIVER BANCSHARES, INC.

- Improved asset mix during 1H22
- Non-PPP loans HFI[1] increased $105.6 million, or 6.1%, from 1Q22 to $1.84 billion for 2Q22 due to increased loan activity in all markets
- Reclassified $166.3 million, net of $17.9 million of unrealized loss, of the debt securities portfolio from AFS to HTM
- Sold all equity securities
- Deposits decreased $60.2 million, or 2.1%, in 1H22 to $2.85 billion due to anticipated customer deposit activity
- Noninterest-bearing deposits to total deposits = 41.46%
- Loans HFI to deposits = 64.61%
- No brokered deposits
- No subordinated debt or other borrowings

	As of		
(dollars in thousands)	6/30/22	3/31/22	12/31/21
Assets			
Cash and due from banks	$ 39,339	$ 40,137	$ 23,143
Interest-bearing deposits in other banks	317,061	506,982	761,721
Total Cash and Cash Equivalents	356,400	547,119	784,864
Securities AFS	651,125	810,804	659,178
Securities HTM	159,562	-	-
Equity securities	-	7,481	7,846
Loans HFS	4,524	6,641	4,290
Loans HFI	1,841,585	1,741,026	1,683,832
Allowance for loan losses	(19,395)	(19,244)	(19,176)
Other assets	127,312	118,633	103,876
Total Assets	$ 3,121,113	$ 3,212,460	$ 3,224,710
Liabilities			
Noninterest-bearing deposits	$ 1,181,781	$ 1,181,136	$ 1,149,672
Interest-bearing deposits	1,668,414	1,746,592	1,760,676
Total Deposits	2,850,195	2,927,728	2,910,348
Other liabilities	17,322	19,858	16,212
Total Liabilities	2,867,517	2,947,586	2,926,560
Total Stockholders' Equity	253,596	264,874	298,150
Total Liabilities and Stockholders' Equity	$ 3,121,113	$ 3,212,460	$ 3,224,710

[1] Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

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Consumer 1.4% $7 Tax-Exempt 4.3% $1,681 Construction & Development 7.5% $387 PPP Loans 0.1% $675 Commercial & Industrial 17.4% $68 One-to-Four Family Residential 27.7% $214 Commercial Real Estate 41.6% $911 Loan Portfolio Overview Loans HFI % and Average $ Size Mix As of June 30, 2022 (in thousands) Largest Industry Concentrations As of June 30, 2022 (excluding PPP Loans)1 Total Loans HFI (in millions) $1,328 $1,439 $1,588 $1,684 $1,842 2018 2019 2020 2021 2Q22 CRE 1-4 FR C&I C&D Consumer Tax-Exempt PPP Non-PPP loans1 = $1.84 billion Broad diversification by industry Highest industry concentration = health care at 8.0% (excluding PPP loans)1 Average loan size excluding credit cards = $239,000 Loans indexed to LIBOR = $42.1 million, or 2.3%, of non-PPP loans HFI1 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 1.2% 1.5% 1.6% 1.7% 3.0% 3.6% 3.8% 4.4% 4.7% 8.0% Manufacturing Energy Finance and Insurance Religious and Other Nonprofit Public Administration Hospitality Services Retail Trade Construction Investor 1-to-4 and Multifamily Health Care 23

Central $626,540 34.1% Capital $493,309 26.8% Northwest $370,307 20.1%Southwest $132,959 7.2% Northshore $112,192 6.1% New Orleans $54,488 3.0% Acadiana $50,441 2.7% 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Loans By Market Non-PPP Loans HFI1 Originated by geographic market As of June 30, 2022 (in thousands) Expanding operations in Southwest, Acadiana, Northshore, and Capital Markets Opened an LDPO and a full-service banking center in the New Orleans Market Opportunities and Challenges to Future Loans Opportunities Expansion in larger Louisiana markets Competitor disruption New lender capacity Challenges Significant liquidity across the industry Higher rates impacting future borrowing activity Economic uncertainty and inflation Lower loan demand Competition for new loans Tight labor market hampering some business expansion 24

Physicians & Dental Practices 49.3% Nursing & Residential Care Facilities 49.3% Hospitals 1.4% 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Health Care Loans Health Care Loans by Subtype As of June 30, 2022 Largest industry concentration Health care loans = $147.4 million, or 8.0%, of non-PPP loans HFI1 Average loan size = $323,000 No shared national credits, real estate investment trusts, or assisted living facilities Skilled nursing care facilities operate under a certificate of need system in Louisiana Nursing facilities are managed by Louisiana-based owner operators In 2020 and 2021, nursing facilities received significant stimulus funds 25

Energy loans = $27.0 million, or 1.5%, of non-PPP loans HFI1 No nonperforming energy loans Average loan size = $644,000 Charge-offs since 2017 were $2.8 million No reserve-based lending 2.9% 2.2% 1.3% 1.2% 1.5% 2018 2019 2020 2021 2Q22 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Energy Portfolio Loans Energy Portfolio As of June 30, 2022 EP / Non-PPP Loans HFI1 (dollars in thousands) . $ . 6% . 2 .$. . 3 .%. . 4 ..$.. . 5 ..%.. Not criticized $19,632 72.6% $ 938 3.5% $20,570 76.1% Criticized 6,460 23.9% - 0.0% 6,460 23.9% Total EP $26,092 96.5% $ 938 3.5% $27,030 100.0% Red River Bank Other Banks Total Originated by 26

CRE loans = $765.1 million, or 41.6%, of loans HFI; C&D = $139.0 million, or 7.5%, of loans HFI Low levels of CRE relative to state, regional, and national peers CRE concentration ratios as a % of risk-based capital are well below bank regulatory guidelines C&D Ratio = 43.0% CRE Ratio = 163.9% CRE criticized loans = $8.6 million, or 1.1%, of total CRE loans, 0.5% of loans HFI CRE NPLs = $45,000, or 0.01%, of total CRE loans, < 0.01% of loans HFI Commercial Real Estate Loans 20.3% 20.9% 20.1% 19.7% 20.5% 13.9% 16.1% 14.9% 20.1% 21.1% 2018 2019 2020 2021 2Q22 Owner Occupied Non-Owner Occupied CRE / Loans HFI As of June 30, 2022 Commercial Construction 5.7% Residential Construction 1.8% Owner Occupied CRE 20.5% Non-Owner Occupied CRE 21.1% CRE and C&D Categories / Loans HFI As of June 30, 2022 27

NPAs decreased slightly due to payments on nonaccrual loans Provision for loan loss expense was consistent from 2Q21 to 1Q22. The 2Q22 increase was due to potential economic challenges resulting from the current inflationary environment, changing monetary policy, and loan growth. Reserve build correlates to loan growth ALL to non-PPP loans HFI1 = 1.05% ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Asset Quality NPAs / Total Assets Asset Quality Metrics As of and for the quarter ended (do l l ars i n thousands) 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 NPLs $ 2,027 $ 1,403 $ 319 $ 313 $ 311 NPLs to Loans HFI 0.13% 0.09% 0.02% 0.02% 0.02% NPAs $ 3,086 $ 2,428 $ 979 $ 973 $ 971 Criticized Loans (CL) $ 11,277 $ 11,337 $ 9,314 $ 9,942 $ 27,142 CLs to Loans HFI 0.70% 0.70% 0.55% 0.57% 1.48% Provision Expense $ 150 $ 150 $ 150 $ 150 $ 250 ALL to Loans HFI 1.22% 1.18% 1.14% 1.11% 1.05% ALL to Non-PPP Loans HFI 1 1.28% 1.22% 1.15% 1.11% 1.05% Net Charge-offs to Average Loans 0.01% 0.03% 0.01% 0.00% 0.01% 0.11% 0.08% 0.03% 0.03% 0.03% 2Q21 3Q21 4Q21 1Q22 2Q22 28

CECL replaces the current incurred loss methodology with a life-of-loan concept Effective for RRBI on January 1, 2023 Requires consideration of historical loss experience and current conditions adjusted for economic forecasts CECL system implementation in process Based upon our preliminary CECL analysis as of June 30, 2022, we expect the adoption of CECL will result in a combined 1.0% to 5.0% increase in our allowance for credit losses and allowance for unfunded commitments CECL UPDATE 29

1 Average Balance . PPP Income . 2 Yield NIM FTE PPP Impact EPS PPP Impact 2Q20 $ 154,400 $ 1,153 2.99% -0.01% $ 0.16 3Q20 $ 193,038 $ 1,386 2.84% -0.01% $ 0.19 4Q20 $ 161,109 $ 3,023 7.45% 0.31% $ 0.41 1Q21 $ 108,334 $ 2,132 7.97% 0.23% $ 0.29 2Q21 $ 109,182 $ 1,062 3.89% 0.06% $ 0.15 3Q21 $ 63,205 $ 1,367 8.57% 0.14% $ 0.19 4Q21 $ 29,191 $ 1,212 16.46% 0.14% $ 0.17 1Q22 $ 11,061 $ 485 17.77% 0.05% $ 0.07 2Q22 $ 4,202 $ 150 14.30% 0.02% $ 0.02 Paycheck Protection Program PPP Loans = $1.3 million, or 0.1%, of total loans HFI $30,000 in deferred fees remain outstanding PPP forgiveness and income decreased in 2Q22 from the prior quarter Expect PPP loan forgiveness to be substantially completed in 3Q22 Total PPP Loans As of June 30, 2022 (dollars in thousands, except per share data) 30

Securities Investment Activity 2Q22 Strategic changes made to the securities portfolio. Completed various restructuring transactions, including reclassification of $166.3 million, net of $17.9 million of unrealized loss, or 20.5%, of the securities portfolio from AFS to HTM. Total securities purchased = $80.8 million, yield of 2.19%, and were primarily short duration securities Total sales = $31.8 million Projected Cash Flows 2H22 = $26.6 million 2023 = $147.9 million 2024 = $141.6 million Key Securities Metrics as of June 30, 2022 Securities AFS portfolio = $651.1 million, net of $63.7 million unrealized loss Securities HTM portfolio = $159.6 million 2Q22 FTE yield = 1.76% Effective duration = 5.3 years Equity Securities CRA mutual fund consisted primarily of bonds Liquidated all shares in this fund in April 2022 Recognized loss of $447,000 for the six months ended June 30, 2022, due to the significant increase in interest rates 31

17.8% 18.8% 20.4% 25.2% 20.9% 22.0% 23.0% 23.6% 15.8% 10.2% 2Q21 3Q21 4Q21 1Q22 2Q22 Securities Overnight Liquidity U.S. Treasury AFS 21.3% U.S. Agency AFS 1.0% Muni AFS 23.3% MBS HTM 19.6% MBS AFS 34.7% U.S. Agency HTM 0.1% 2018 2019 2020 2021 2Q22 MBS AFS MBS HTM Muni AFS U.S. Agency AFS U.S. Agency HTM U.S. Treasury AFS Liquidity and Debt Securities Debt Securities Securities AFS/Assets vs. Overnight Liquidity/Assets (end of period) Liquidity as of June 30, 2022 Interest-bearing deposits in other banks = $317.1 million, 10.2% of assets Future Liquidity and Debt Securities Strategies Monitor for potential deposit outflows and customer activity Monitor all sources of cash flow Redeploy securities cash flows into loans Minimal securities purchases expected near term 32

Deposits Deposits decreased $77.5 million, or 2.6%, from 1Q22 to $2.85 billion for 2Q22, due to anticipated customer deposit activity Cost of deposits = 0.19% Attractive core deposit base No internet-sourced or brokered deposits Deposit Mix As of June 30, 2022 Total Deposits (in millions) $1,646 $1,721 $2,340 $2,910 $2,850 2018 2019 2020 2021 2Q22 DDA NOW Money Market Savings Time ≤ 250k Time > 250k DDA 41.5% NOW 16.4% Money Market 23.8% Savings 7.0% Time ≤ 250k 8.3% Time > 250k 3.0% 33

10.18% 9.89% 9.25% 8.25% 8.13% 17.90% 17.60% 16.76% 16.26% 15.92% 19.10% 18.74% 17.83% 17.28% 16.89% 10.13% 10.21% 9.67% 9.51% 9.73% 6.00% 9.00% 12.00% 15.00% 18.00% 21.00% 2Q21 3Q21 4Q21 1Q22 2Q22 Total Risk-Based Capital Tier 1 Risk-Based Capital Total Stockholders' Equity to Total Assets Leverage Ratio Well capitalized Stock repurchase programs $3.0 million August 2020 program completed July 2021 $5.0 million September 2021 program completed November 2021 2021 – Repurchased 153,553 shares of common stock for $7.9 million New $5.0 million program effective February 2022 to December 2022 1Q22 – Repurchased 4,465 shares of common stock for $218,000 2Q22 – No stock repurchased Capital Capital Ratios For the quarter endedQuarterly dividend consistent at $0.07 per share Filed shelf registration statement for potential sale of up to $100 million of various securities Capital priorities are Support organic growth Dividends Stock buybacks Acquisitions 34

58.86% 59.46% 55.77% 56.39% 58.07% 2018 2019 2020 2021 1H22 1.29% 1.30% 1.22% 1.13% 1.04% 2018 2019 2020 2021 1H22 Profitability Trends Earnings Per Share (Diluted) Efficiency Ratio Return on Average Assets Net Income (in thousands) $23,056 $24,824 $28,145 $32,952 $16,539 2018 2019 2020 2021 1H22 Q1 Q2 Q3 Q4 $3.41 $3.49 $3.83 $4.51 $2.30 2018 2019 2020 2021 1H22 Q1 Q2 Q3 Q4 35

NIM Opportunity Asset sensitive Benefit in higher rate environment Target Federal Funds rate increases Growth opportunity in new and legacy markets 0.07% 0.09% 0.08% 0.12% 0.77%0.22% 0.20% 0.18% 0.18% 0.19% 4.00% 4.11% 4.13% 3.97% 3.97% 2.54% 2.60% 2.52% 2.46% 2.75% 1.38% 1.39% 1.27% 1.35% 1.52% 2.07% 2.05% 2.03% 2.01% 2.01% -1.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 Loan Yield NIM - FTE Securities - Tax-Exempt Securities - Taxable Cost of Deposits Average Effective Federal Funds Rate NIM Challenges Uncertainty regarding customer deposit activity Competition for new loans Deposit rate pressures NIM FTE increased 29 bps to 2.75% for 2Q22 due to an improved asset mix and the higher interest rate environment Net Interest Margin FTE (2Q22 vs. 1Q22) 36

Service Charges on Deposit Accounts $1,410 29.0% Debit Card Income, net $1,056 21.7% Mortgage Loan Income $892 18.4%Brokerage Income $890 18.3% Loan and Deposit Income $410 8.4% SBIC Income $151 3.1% Other Income $51 1.1% Noninterest Income (2Q22 vs. 1Q22) Noninterest Income $ and % For the quarter ended June 30, 2022 (dollars in thousands) Noninterest income increased $458,000 to $4.9 million for 2Q22 Loss on Equity Securities decreased $283,000 to $82,000 for 2Q22 Sold Equity Securities portfolio in April 2022 SBIC income increased $131,000 to $151,000 for 2Q22 Debit card income, net increased $120,000 to $1.1 million for 2Q22, due to an increase in debit card transactions Brokerage income increased $115,000 to $890,000 for 2Q22 Assets under management = $789.2 million Service charges increased $102,000 to $1.4 million, due to an increase in non-sufficient fund transactions and related fee income Mortgage loan income decreased $235,000 to $892,000 for 2Q22, due to higher mortgage interest rates and limited housing stock available for purchase Expect mortgage loan income to decrease in 3Q22 Loss on sale and call of debt securities = $114,000 37

Personnel $8,574 59.2% Occupancy and Equipment $1,473 10.2% Technology $695 4.8% Data Processing $564 3.9% Other Taxes $647 4.5% Legal and Professional $475 3.3% Other Operating $2,043 14.1% Operating Expenses (2Q22 vs. 1Q22) Operating Expenses For the quarter ended June 30, 2022 (dollars in thousands) Operating expenses increased $409,000 to $14.5 million for 2Q22 Data processing expense increased $248,000 to $564,000 for 2Q22, due to $230,000 periodic refund from our data processing center in 1Q22 Personnel expenses increased $122,000 to $8.6 million for 2Q22, due to annual merit increases effective April 2022 Loan and deposit expenses increased $55,000 to $185,000 for 2Q22, due to $122,000 negotiated, variable rebate from a vendor in 1Q22 Occupancy expense decreased $19,000 to $1.5 million for 2Q22, primarily due to $124,000 of start-up expenses for new locations in 1Q22 38

Continue building a strong, Louisiana-based, super-community bank by leveraging existing infrastructure Continue de novo, organic expansion strategy Disciplined focus on personal, relationship banking and building shareholder value Manage net interest income and net interest margin in a changing interest rate environment Monitor liquidity Analyze industry trends and Red River Bank products regarding overdraft fees Seek to take advantage of disruption in the marketplace, due to mergers and acquisitions and branch closures/limited service by larger national and regional banks Expand market share in newer South Louisiana markets, and remodel new operations building in Central Louisiana Monitor markets for opportunity for organic growth or key acquisitions Continue to build out digital offerings as needed in order to serve our target customer base Continue to expand mortgage operations and investments division across markets Monitor asset quality trends and maintain appropriate level of allowance for loan losses Continue disciplined capital management via dividends and stock repurchase plans Strategic Outlook 39

2 Strong core deposit base Diversified loan portfolio with solid asset quality and allowance Improved profitability with increasing NIM % and net interest income Continued organic expansion into largest Louisiana market for future growth Well capitalized with 9.73% leverage ratio as of June 30, 2022 Summary 40

APPENDIX 41

Non-GAAP Reconciliation (do l l ars i n thousands, except per share data) 6/30/22 0 3/31/22 . 12/31/21 C o 6/30/21 Tangible common equity Total stockholders' equity $ 253,596 $ 264,874 $ 298,150 $ 292,924 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 252,050 $ 263,328 $ 296,604 $ 291,378 Realized common equity Total stockholders' equity $ 253,596 $ 264,874 $ 298,150 $ 292,924 Adjustments: Accumulated other comprehensive (income) loss 63,804 43,819 3,773 (1,058) Total realized common equity (non-GAAP) $ 317,400 $ 308,693 $ 301,923 $ 291,866 Common shares outstanding 7,176,365 7,176,365 7,180,155 7,284,994 Book value per common share $ 35.34 $ 36.91 $ 41.52 $ 40.21 Tangible book value per common share (non-GAAP) $ 35.12 $ 36.69 $ 41.31 $ 40.00 Realized book value per common share (non-GAAP) $ 44.23 $ 43.02 $ 42.05 $ 40.06 Tangible assets Total assets $ 3,121,113 $ 3,212,460 $ 3,224,710 $ 2,878,476 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 3,119,567 $ 3,210,914 $ 3,223,164 $ 2,876,930 Total stockholders' equity to assets 8.13% 8.25% 9.25% 10.18% Tangible common equity to tangible assets (non-GAAP) 8.08% 8.20% 9.20% 10.13% As of and for the Years Ended 42

Non-GAAP Reconciliation (continued) (do l l ars i n thousands) 6/30/22 / 3/31/22 . 12/31/21 . . 9/30/21 C o 6/30/21 Non-PPP loans HFI Loans HFI $ 1,841,585 $ 1,741,026 $ 1,683,832 $ 1,622,593 $ 1,600,388 Adjustments: PPP loans, net (1,349) (6,397) (17,550) (45,962) (82,972) Non-PPP loans HFI (non-GAAP) $ 1,840,236 $ 1,734,629 $ 1,666,282 $ 1,576,631 $ 1,517,416 Allowance for loan losses $ 19,395 $ 19,244 $ 19,176 $ 19,168 $ 19,460 ALL to loans HFI 1.05% 1.11% 1.14% 1.18% 1.22% ALL to non-PPP loans HFI (non-GAAP) 1.05% 1.11% 1.15% 1.22% 1.28% As of 43

Non-GAAP Reconciliation (continued) (do l l ars i n thousands) 6/30/22 . 3/31/22 C o 6/30/22. C o 6/30/21 Net interest income Net interest income $ 21,149 $ 18,728 $ 39,877 $ 34,838 Adjustments: PPP loan income (150) (485) (635) (3,195) Net interest income, excluding PPP loan income (non-GAAP) $ 20,999 $ 18,243 $ 39,242 $ 31,643 For the Three Months Ended For the Six Months Ended 44